EXHIBIT 10.13

FORM OF NOTE

THIS NOTE HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

FIRST CLOSING

PROMISSORY NOTE

US $[______________]	September 20, 2007

FOR VALUE RECEIVED, China Cablecom Ltd, a company organized under the laws of the British Virgin Islands (“Company”), promises to pay to [______________] (“Investor”), or its registered assigns, in lawful money of the United States of America the principal sum of [________________________] US Dollars (US $), or such lesser amount as shall equal the outstanding principal amount hereof (the “Principal Amount”), together with interest from the date of this Note on the unpaid Principal Amount at a rate equal to nine percent (10.0%) per annum, computed on the basis of the actual number of days elapsed and a year of 360 days.

Interest on this Note shall be payable annually in arrears. The Principal Amount evidenced hereby and all other amounts outstanding hereunder shall be due and payable as follows: (i) in the event that the merger (the “Business Combination”) of the Company with Triple Eight Acquisition Corp, the wholly-owned subsidiary of Jaguar Acquisition Corporation (“JAC”) is consummated, (a) one-half of the Principal Amount, together with any then unpaid and accrued interest thereon and other amounts payable hereunder, shall be due and payable upon the tenth (10th) day following the closing of the Business Combination, and (b) the remainder of the Principal Amount, together with any then unpaid and accrued interest thereon and other amounts payable hereunder, shall be due and payable on the first anniversary of the closing of the Business Combination, or (ii) in the event that the Business Combination is not consummated by April 5, 2008, (A) one-half of the Principal Amount on the first anniversary of the issuance date of this Note and (B) one-half on the second anniversary of the issuance date of this Note, together with any then unpaid and accrued interest thereon and other amounts payable hereunder, or (iii) when, upon or after the earlier occurrence of an Event of Default (as defined below), such amounts are declared due and payable by Investor or made automatically due and payable in accordance with the terms hereof. To the extent required to do so, Company shall cause its subsidiaries to dividend to Company amounts sufficient to satisfy in full all monetary obligations due hereunder.

If any payment of interest or any other amount owing to Investor by Company as provided herein is not paid within ten days after the due date, Company shall pay Investor a late payment fee equal to the lesser of five percent (5.0%) of the amount of such late payment or the maximum amount permitted by applicable law. After the occurrence and during the continuance of an Event of Default, the Obligations shall bear interest at a rate equal to twelve percent (12.0%) per annum.

This Note is one of the “Notes” issued pursuant to the Purchase Agreement of even date herewith (as amended, modified or supplemented, the “Purchase Agreement”) between Company and the Investors (as defined in the Purchase Agreement).

The following is a statement of the rights of Investor and the conditions to which this Note is subject, and to which Investor, by the acceptance of this Note, agrees:

1. Definitions. As used in this Note, the following capitalized terms have the following meanings:

(a) “Act” shall mean the Securities Act of 1933, as amended.

(b) “Asset Transfer Agreement” shall mean the Asset Transfer Agreement, dated September 7, 2007, by and between Binzhou Broadcasting and Television Network Co. Ltd. and Binzhou Broadcast and Television Information Network Co., Ltd..

(c) “Asset Transfer Documents” shall mean (i) the Framework Agreement pursuant to which the Company shall be acquiring Binzhou, dated as of August 6, 2007, (ii) the Asset Transfer Agreement, (iii) the Exclusive Services Agreement, dated September 7, 2007, by and between Binzhou Broadcasting and Television Network Co., Ltd. and Binzhou Broadcast and Television Information Network Co., Ltd., and (iv) the Technical Services Agreement, dated September 7, 2007, by and between Binzhou Broadcast and Television Information Network Co., Ltd. and Jinan Youxiantong Network Technology Co., Ltd.

(d) “Business Combination” shall mean contemplated merger of the Company with Triple Eight Acquisition Corp., a wholly-owned subsidiary of Jaguar Acquisition Corporation, which includes the acquisition through contractual arrangements of Binzhou Cable Network DTV Co., Ltd.

(e) “Company” includes the corporation initially executing this Note and any Person which shall succeed to or assume the obligations of Company under this Note.

(f) “Event of Default” has the meaning given in Section 3 hereof.

(g) “Investor” shall mean the Person specified in the introductory paragraph of this Note or any Person who shall at the time be the registered Investor of this Note.

(h) “Investor Notes” shall mean all Notes issued pursuant to the Purchase Agreement and all notes issued in substitution thereof.

(i) “Lien” shall mean, with respect to any property, any security interest, mortgage, pledge, lien, claim, charge or other encumbrance in, of, or on such property or the income therefrom, including, without limitation, the interest of a vendor or lessor under a conditional sale agreement, capital lease or other title retention agreement, or any agreement to provide any of the foregoing, and the filing of any financing statement or similar instrument under the Uniform Commercial Code or comparable law of any jurisdiction.

(j) “Majority in Interest” shall mean holders of more than half of the aggregate current outstanding Principal Amount of the Investor Notes.

(k) “Material Adverse Effect” shall mean a material adverse effect on (a) the business, assets, operations, prospects or financial or other condition of Company; (b) the ability of Company to pay or perform the Obligations in accordance with the terms of this Note and the other Transaction Documents and to avoid an Event of Default, or an event which, with the giving of notice or the passage of time or both, would constitute an Event of Default, under any Transaction Document; or (c) the rights and remedies of Investor under this Note, the other Transaction Documents or any related document, instrument or agreement.

(l) “Merger Agreement” shall mean the Agreement and Plan of Merger, by and among Jaguar Acquisition Corporation, a Delaware corporation (“Parent”), Triple Eight Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Parent, the Company and the Shareholders of the Company listed on Exhibit H attached thereto.

(m) “Purchase Agreement” has the meaning given in the introductory paragraph hereof.

(n) “Obligations” shall mean and include all loans, advances, debts, liabilities and obligations, howsoever arising, owed by Company to Investor of every kind and description, now existing or hereafter arising under or pursuant to the terms of this Note, the Purchase Agreement and the other Transaction Documents, including, all interest, fees, charges, expenses, attorneys’ fees and costs and accountants’ fees and costs chargeable to and payable by Company hereunder and thereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under Title 11 of the United States Code (11 U. S. C. Section 101 et seq.), as amended from time to time (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.

(o) “Person” shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority.

(p) “Pro Rata Share” shall mean when calculating an Investor’s portion of any distribution or amount, that distribution or amount (expressed as a percentage) equal to a fraction (i) the numerator of which is the current outstanding Principal Amount of the Note and (ii) the denominator of which is the current aggregate outstanding Principal Amount of all Investor Notes.

(q) “Transaction Documents” shall mean this Note, the Purchase Agreement, the Registration Rights Agreement, the Escrow Agreement, the Pledge Agreement and the Asset Transfer Documents.

2. Prepayment. This Note may be prepaid. Any prepayment shall be accompanied by all accrued and unpaid interest to the date of prepayment. Any prepayment shall be credited against and reduce the next amounts otherwise due hereunder.

3. Events of Default. The occurrence of any of the following shall constitute an “Event of Default” under this Note and the other Transaction Documents:

(a) Company shall fail to pay any Principal Amount of or interest on this Note or any other monetary Obligations within ten days after the date due;

(b) Company shall fail to comply with any other provision of this Note or any other Transaction Document, which failure is not cured within the time period required under this Note or other Transaction Document, as the case may be, after notice from Investor to Company that such failure has occurred;

(c) any warranty, representation, statement, report or certificate made or delivered to Investor by Company or on Company’s behalf shall be untrue or misleading in a material respect as of the date given or made;

(d) there shall be a change in the record or beneficial ownership of an aggregate of more than 30% of the outstanding shares of stock of Company, in one or more transactions, compared to the ownership of outstanding shares of stock of Company in effect on the date hereof, except for the closing of the Business Combination or changes that have the prior written consent of the holders of a Majority in Interest of the Investor Notes;

(e) a default or event of default shall occur under any agreement to which Company is a party resulting in a right by the other party to such agreement, whether or not exercised, to accelerate the maturity of any indebtedness and such acceleration would have a Material Adverse Effect;

(f) dissolution, termination of existence, or insolvency of Company or JAC; or the Company or JAC fails to meet its debts as they mature; or appointment of a receiver, trustee or custodian, for all or any material part of the property of, assignment for the benefit of creditors by, or the commencement of any proceeding by or against Company or JAC under any reorganization, bankruptcy, insolvency, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, now or in the future in effect (except that, in the case of a proceeding commenced against Company or JAC, Company or JAC, as the case may be, shall have forty-five (45) days after the date such proceeding was commenced to have it dismissed);

(g) a judgment is rendered against the Company or JAC involving a liability of more than $150,000 which shall not have been vacated, discharged, stayed or bonded within thirty (30) days from the entry thereof;

(h) the occurrence of a Material Adverse Effect to the Company or JAC;

(i) a default by the Company or JAC of a material obligation under any material agreement, instrument or document of the Company or JAC in an aggregate monetary amount in excess of $1,000,000, which default would have a Material Adverse Effect and is not cured within the time period prescribed in such material agreement, unless the Company or JAC, as the case may be, is contesting the validity of such obligation in good faith;

(j) the parties to the Merger Agreement terminate the Merger Agreement prior to the consummation of the Business Combination in accordance with its terms; or

(k) the structure of the Business Combination with respect to the acquisition of Binzhou departs in a material respect from the capitalization table attached as Schedule I hereto.

4. Rights of Investor upon Default. Upon the occurrence or existence of any Event of Default (other than an Event of Default referred to in Sections 3(a) and (f), and Section 3(c) with respect to the representations and warranties made by the Company in Section 2A of the Purchase Agreement) and at any time thereafter during the continuance of such Event of Default, Investor may by written notice to Company, declare all outstanding Obligations payable by Company hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, in accordance with the payment schedule set forth in (ii) of the second introductory paragraph of this Note. Upon the occurrence or existence of any Event of Default described in Sections 3(a) and (f), immediately and without notice, all outstanding Obligations payable by Company hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived. In addition to the foregoing remedy, upon the occurrence or existence of any Event of Default and subject to the consent of a Majority in Interest, Investor may exercise any other right, power or remedy granted to it by the Transaction Documents or otherwise permitted to it by law, either by suit in equity or by action at law, or both. Upon the occurrence or existence of an Event of Default described in Section 3(c) with respect to the representations and warranties made by the Company in Section 2A of the Purchase Agreement, the Company shall cause Binzhou Broadcast and Television Information Network Co., Ltd. to enforce any and all rights, power or remedy available to it under the Asset Transfer Agreement or otherwise permitted to it by law, either by suit in equity or action at law and seek damages for the benefit of the Holders and the Company.

5. Successors and Assigns. Subject to the restrictions on transfer described in Sections 7 and 8 below, the rights and obligations of Company and Investor of this Note shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

6. Waiver and Amendment. Any provision of this Note may be amended, waived or modified upon the written consent of Company and Investors constituting a Majority in Interest, other than Sections 3(a) and (f).

7. Transfer of this Note. With respect to any offer, sale or other disposition of this Note, Investor will give written notice to Company prior thereto, describing briefly the manner thereof, together with a written opinion of Investor’s counsel, or other evidence if reasonably satisfactory to the Company, to the effect that such offer, sale or other distribution may be effected without registration or qualification (under any applicable law then in effect). Upon receiving such written notice and reasonably satisfactory opinion, if so requested, or other evidence, Company, as promptly as practicable, shall notify Investor that Investor may sell or otherwise dispose of this Note, all in accordance with the terms of the notice delivered to Company. If a determination has been made pursuant to this Section 7 that the opinion of counsel for Investor, or other evidence, is not reasonably satisfactory to Company, Company shall so notify Investor promptly after such determination has been made. Each Note thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Act, unless in the opinion of counsel for Company such legend is not required in order to ensure compliance with the Act. Company may issue stop transfer instructions to its transfer agent in connection with such restrictions. Subject to the foregoing, transfers of this Note shall be registered upon registration books maintained for such purpose by or on behalf of Company. Prior to presentation of this Note for registration of transfer, Company shall treat the registered Investor hereof as the owner and Investor of this Note for the purpose of receiving all payments of the Principal Amount and interest hereon and for all other purposes whatsoever, whether or not this Note shall be overdue and Company shall not be affected by notice to the contrary.

8. Assignment by Company. Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by Company without the prior written consent of Investor.

9. Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall be in writing and faxed, mailed or delivered to each party at the respective addresses of the parties as set forth in the Purchase Agreement, or (with respect to Company) at such other address or facsimile number as Company shall have furnished to Investor in writing. All such notices and communications shall be effective (a) when sent by Federal Express or other overnight service of recognized standing, on the business day following the deposit with such service; (b) when mailed, by international and air mail postage prepaid and addressed as aforesaid upon receipt; (c) when delivered by hand, upon delivery; and (d) when faxed or sent by email, upon confirmation of receipt.

10. Pari Passu Notes. Investor acknowledges and agrees that the payment of all or any portion of the outstanding Principal Amount of this Note and all interest hereon shall be pari passu in right of payment and in all other respects to the other Investor Notes or pursuant to the terms of such Notes. In the event Investor receives payments in excess of its Pro Rata Share of Company’s aggregate concurrent payments to the Investors of all of the Investor Notes, then Investor shall hold in trust all such excess payments for the benefit of the Investors of the other Notes and shall pay such amounts held in trust to such other Investors upon demand by such Investors.

11. Usury. In the event any interest is paid on this Note which is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of Principal Amount and applied against the Principal Amount of this Note.

12. Waivers. Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

13. Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, and without giving effect to choice of laws provisions that would result in the application of the substantive law of another jurisdiction.

14. JURISDICTION; SERVICE; WAIVERS. ANY ACTION OR PROCEEDING IN CONNECTION WITH THIS AGREEMENT MAY BE BROUGHT IN A COURT OF RECORD OF THE STATE OF NEW YORK IN THE COUNTY OF NEW YORK. THE PARTIES TO THIS AGREEMENT HEREBY CONSENT TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS OF THE STATE OF NEW YORK, AND SERVICE OF PROCESS MAY BE MADE UPON THE PARTIES TO THIS AGREEMENT BY MAILING A COPY OF THE SUMMONS AND ANY COMPLAINT TO SUCH PERSON, BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, AT ITS ADDRESS TO BE USED FOR THE GIVING OF NOTICES UNDER THIS AGREEMENT. BY ACCEPTANCE HEREOF, THE PARTIES HERETO EACH HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OR MAINTAINING OF ANY SUCH ACTION OR PROCEEDING IN SUCH JURISDICTION.

IN WITNESS WHEREOF, Company has caused this Note to be issued as of the date first written above.

CHINA CABLECOM LTD a British Virgin Islands corporation
By:
Name:	Clive Ng
Title:	Executive Chairman

Schedules	Description
Schedule I	Capitalization Table

The contents of the schedules have been omitted. We will furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.